                                  SCHEDULE 14A
                                 (Rule 14a-101)
                  INFORMATION REQUIRED IN THE PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GUESS ?, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
     (4) Date Filed:

                                     [LOGO]

                           1444 South Alameda Street
                         Los Angeles, California 90021
                      ------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        --------------------------------

To the Stockholders of Guess ?, Inc.

    The annual meeting of stockholders of Guess ?, Inc., a Delaware corporation (the "Company"), will be held at Marriott's Desert Springs Resort and Spa, 74855 Country Club Drive, Palm Desert, California 92260, on Monday, May 18, 1998 at 10:00 a.m., prevailing local time, for the following purposes:

    1. To elect two directors each for a term of three years and until each of their respective successors is duly elected and qualified;

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the 1998 fiscal year;

    3. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

    Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

    If you plan to attend:

    Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration opens at 9:00 a.m. Cameras and recording devices will not be permitted at the meeting.

    If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

    Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the meeting in person. The Board of Directors and management look forward to greeting those stockholders able to attend. Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Maurice Marciano                          /s/ Glenn A. Weinman
-------------------------------------------   -------------------------------------------
Maurice Marciano                              Glenn A. Weinman
Chairman of the Board and                     General Counsel and
Chief Executive Officer                       Secretary

Los Angeles, California
March 31, 1998

                                     [LOGO]

                           1444 South Alameda Street
                         Los Angeles, California 90021
                      ------------------------------------
                                PROXY STATEMENT
                        --------------------------------

INTRODUCTION

    This Proxy Statement and enclosed form of proxy are being furnished commencing on or about April 6, 1998 in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Guess ?, Inc. (the "Company") of proxies in the enclosed form for use at the 1998 annual meeting of stockholders (the "Annual Meeting") to be held at Marriott's Desert Springs Resort and Spa, 74855 Country Club Drive, Palm Desert, California 92260, on Monday, May 18, 1998, at 10:00 a.m., prevailing local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting, the Board has designated Glenn A. Weinman and Terence Tsang to vote shares represented by such proxies. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees named below under the Caption "Election of Directors--Election of Class II Directors", which is designated as Proposal No. 1 and FOR the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the 1998 fiscal year, which is designated as Proposal No. 2. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof.

    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

    Only common stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 31, 1998, there were 42,902,035 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares at their discretion, depending upon the type of proposals involved. "Broker non-votes" result when brokers are precluded by the rules of the New York Stock Exchange from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote on the proposals being submitted. The Inspector of Election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on such proposal, thus having no effect on the outcome of such proposal.

    The directors will be elected by a plurality of the votes cast at the Annual Meeting. Stockholders may not cumulate their votes. Accordingly, abstentions or broker non-votes as to the election of the Class II directors will not affect the outcome on such proposal.

    The favorable vote of a majority of votes cast will be required to ratify the selection of KPMG Peat Marwick LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on such proposal.

    The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

    The principal executive offices of the Company are located at 1444 South Alameda Street, Los Angeles, California 90021.

ELECTION OF DIRECTORS

    Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate"), the Board of Directors is divided into three classes of directors serving staggered terms (Classes I, II and III). One class of directors will be elected at each annual meeting of stockholders for a three-year term and will hold office until their successors shall have been elected and qualified. The Company's bylaws currently authorize a Board of Directors consisting of not less than three nor more than fifteen directors. The Board of Directors currently has five members consisting of Armand Marciano whom is a Class I director, Paul Marciano and Robert Davis who are Class II directors and Maurice Marciano and Aldo Papone who are Class III directors. Mr. Davis and Mr. Papone were appointed to the Board of Directors in May 1997 and March 1997, respectively, and are neither officers nor employees of the Company or its affiliates. The Company intends to appoint additional outside directors and is actively engaged in filling these positions.

                 PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    At the meeting, two Class II directors are to be elected to serve for terms to expire at the 2001 annual meeting of the stockholders. The nominees for these positions are Paul Marciano and Robert Davis. Information regarding the Board's nominees for directors is set forth below. Information regarding the three continuing directors whose terms expire in 1999 and 2000 is set forth on pages 8 and 9 under the heading "Directors and Executive Officers."

    VOTE. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Stockholders may not cumulate their votes. Accordingly, abstentions or broker non-votes as to the election of Class II directors will not affect the outcome. The accompanying proxy will be voted FOR the election of the Board's nominees unless contrary instructions are given. If the Board's nominee or nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate.

    Paul Marciano, age 45, joined the Company two months after its inception in 1981 and has served as creative director for Guess advertising worldwide since that time. Mr. Marciano has served as President of the Company since September 1992 and has been a director of the Company since 1990. Mr. Marciano's responsibilities include direct supervisory responsibility for international expansion, licensing, legal affairs, Management Information Systems, and advertising. Mr. Marciano served as Senior Executive Vice President of the Company from August 1990 to September 1992. Mr. Marciano is a Class II director whose present term will expire at the Annual Meeting.

    Robert Davis, age 50, is the former President and Chief Operating Officer of St. John Knits. Following his resignation in April 1996, Mr. Davis has remained active at St. John Knits and is currently a consultant to its Chairman and Founder, Bob Gray. Mr. Davis, a director of St. John Knits since 1984, became President of St. John Knits in 1992 and served as its Chief Operating Officer and Secretary from 1988 to 1996. From 1980 to 1988, Mr. Davis held various other administrative positions of St. John Knits ending with Vice President-Operations. Prior to that, Mr. Davis was a partner in a Chicago area law firm, where he advised on corporate, labor and litigation matters from 1973 to 1980. Mr. Davis currently serves on the corporate board of Kent Manufacturing in South Carolina. Mr. Davis is a Class II director who was appointed to the Board in May 1997 and whose present term will expire at the Annual Meeting.

                  PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

    The firm of KPMG Peat Marwick LLP, the Company's independent certified public accountants for the year ended December 31, 1997, was selected by the Board of Directors to act in such capacity for the fiscal year ending December 31, 1998, subject to ratification by the stockholders. There are no affiliations between the Company and KPMG Peat Marwick LLP, its partners, associates or employees, other than those which pertain to the engagement of KPMG Peat Marwick LLP as independent certified public accountants for the Company in the previous year. KPMG Peat Marwick LLP has served as the Company's independent public accountants and auditors since 1990. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

    VOTE. The favorable vote of a majority of votes cast regarding the proposal is required to ratify the selection of KPMG Peat Marwick LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of KPMG Peat Marwick LLP to serve as independent certified public accountants for the Company during the fiscal year ending December 31, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information available to the Company, as of March 24, 1998, with respect to shares of its Common Stock held by (i) those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 1997 (the "Named Executive Officers"), (iii) all directors and nominees of the Company and (iv) as a group, all directors and executive officers of the Company.

                                                                                         BENEFICIAL OWNERSHIP OF
                                                                                              COMMON STOCK
                                                                                     -------------------------------
                                                                                        NUMBER     PERCENT OF CLASS
                                                                                     ------------  -----------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)
Maurice Marciano (2)...............................................................    16,640,597           38.6%
Paul Marciano (3)..................................................................    13,177,785           30.6%
Armand Marciano (4)................................................................     5,918,437           13.7%
Aldo Papone (5)....................................................................         9,223          *
Robert Davis (6)...................................................................         6,085          *
Andrea Weiss (7)...................................................................        36,250          *
Ken Duane (8)......................................................................             0          *
All directors and executive officers as a group (7 persons)........................    35,788,377           82.6%

------------------------

*   Less than 1.0%

(1) The address of each of the directors, nominees and executive officers listed above (except for Mr. Papone and Mr. Davis) is c/o Guess ?, Inc., 1444 South Alameda Street, Los Angeles, California

    90021. Except as described below and subject to the Amended and Restated Stockholders' Agreement, dated as of August 7, 1996, and applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares.

(2) Includes shares beneficially owned by Maurice Marciano as follows:
    14,713,793 shares as trustee of the Maurice Marciano Trust (1995 Restatement) with respect to which he has sole voting and investment power; 1,212,149 shares as co-trustee of the Paul Marciano 1996 Grantor Retained Annuity Trust with respect to which he shares voting and investment power; and 714,655 shares as co-trustee of the Armand Marciano 1996 Grantor Retained Annuity Trust with respect to which he shares voting and investment power.

(3) Includes shares beneficially owned by Paul Marciano as follows: 11,643,149 shares as trustee of the Paul Marciano Trust dated February 20, 1986 with respect to which he has sole voting and investment power; and 1,534,636 shares as co-trustee of the Maurice Marciano 1996 Grantor Retained Annuity Trust with respect to which he shares voting and investment power.

(4) Includes shares beneficially owned by Armand Marciano as trustee of the Armand Marciano Trust dated February 20, 1986 with respect to which he has sole voting and investment power.

(5) The business address for Mr. Papone is: c/o American Express, 200 Vesey Street, 50th Floor, New York, New York 10285. Includes 9,223 shares that may be acquired upon the exercise of options which are presently exercisable pursuant to the Amended and Restated 1996 Non-Employee Directors' Stock Option Plan.

(6) The business address for Mr. Davis is: c/o St. John Knits, 17422 Derian Avenue, Irvine, California 92614. Includes 6,085 shares that may be acquired upon the exercise of options which are presently exercisable pursuant to the Amended and Restated 1996 Non-Employee Directors' Stock Option Plan.

(7) Includes 35,000 shares that may be acquired upon the exercise of options which are presently exercisable pursuant to the 1996 Equity Incentive Plan.

(8) Mr. Duane surrendered to the Company options to purchase 160,705 shares of common stock, which were granted to him during 1997 and 1996, in connection with the mutually agreed-upon termination of his employment and the settlement of his employment agreement with the Company in January 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is engaged in various transactions with entities affiliated with trusts for the respective benefit of Maurice, Paul and Armand Marciano (the "Marciano Trusts"). The Company believes that the arrangements involving each of the companies in which the Marciano Trusts have an investment, and related party transactions discussed below were entered into on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

LICENSE AGREEMENTS AND LICENSEE TRANSACTIONS

    On September 28, 1990, the Company entered into a license agreement with Charles David of California ("Charles David"). Charles David is controlled by the father-in-law of Maurice Marciano. The Marciano Trusts and Nathalie Marciano (the spouse of Maurice Marciano) together own 50% of Charles David, and the remaining 50% is owned by the father-in-law of Maurice Marciano. The license agreement grants Charles David the rights to manufacture worldwide and distribute worldwide (except Japan and certain European countries) for men, women and some children, leather and rubber footwear, excluding athletic footwear, which bear the Guess trademark. The license also includes related shoe care products and accessories. Gross royalties earned by the Company under such license agreement for the fiscal year ended December 31, 1997 were $1.2 million. Additionally, the Company purchased $6.1 million of product from Charles David for resale in the Company's retail stores during the same period.

    On September 1, 1994, the Company entered into a license agreement with California Sunshine Activewear, Inc. ("California Sunshine"), granting it the rights to manufacture and distribute men's and women's activewear, which bear the Guess trademark, in the United States. The Marciano Trusts together own 51% of California Sunshine. Gross royalties earned by the Company under such license agreement for the fiscal year ended December 31, 1997 were $1.0 million. Additionally, the Company purchased $1.5 million of product from California Sunshine for resale in the Company's retail stores during the same period.

    Effective January 1, 1995, the Company entered into a license agreement with Guess? Italia, S.r.1. ("Guess? Italia"), granting it exclusive rights in Italy and non-exclusive rights in certain other countries within Europe to manufacture and distribute men's and women's apparel and accessories which bear the Guess trademark. This license agreement was terminated in May 1997 in connection with the sale of the wholesale operations of Guess? Italia (see also "Maco Apparel, S.p.a." discussion below). The Company and Guess? Italia also entered into a retail store license agreement as of January 1, 1995, whereby Guess? Italia was granted the non-exclusive rights to operate Guess stores in Italy. Prior to the Company's initial public offering in August 1996 (the "IPO"), Guess? Italia was owned 79% by the Company and 21% by Marciano International, Inc. ("Marciano International"), a company wholly-owned by the Marciano Trusts. As part of the reorganization and in connection with the IPO, Guess? Italia became a wholly-owned subsidiary of the Company when Marciano International was merged with and into the Company. Gross royalties earned by the Company under such license agreement for the fiscal year ended December 31, 1997 were $575,000. Additionally, the Company purchased $223,000 of product from Guess? Italia and sold $21,000 of product to Guess? Italia for resale in its retail store during the fiscal year ended December 31, 1997.

    In May 1997, the Company sold substantially all of the assets and liabilities of Guess? Italia to Maco Apparel, S.p.a. ("Maco"). The effect of the net asset disposal was immaterial to the Company's results of operations. In connection with this sale, the Company also purchased a 10% ownership interest and entered into an approximate 10-year license agreement with Maco, granting it the rights to manufacture and distribute men's and women's apparel which bear the Guess trademark in certain parts of Europe. In addition to royalty fees, the Company will also receive $14.1 million over the next four years in consideration of the grant of the license agreement. During 1997, the Company recorded $2.6 million in revenue in connection with the grant of the license agreement and an additional $1.0 million in royalty fees related to product sales.

    Effective December 9, 1992, the Company entered into a license agreement with Nantucket Industries, Inc. ("Nantucket"), granting it the rights to manufacture and distribute within the United States women's intimate apparel which bear the Guess trademark. Nantucket is owned 13.0% by the Company and 3.8% by the trusts for the respective benefit of Paul Marciano and Armand Marciano. With respect to Nantucket, during the fiscal year ended December 31, 1997, the Company recorded gross royalty income of $752,000, purchased $310,000 of product for resale in its retail stores, and recorded an equity loss of $261,000. In December 1997, Maurice Marciano sold all of the shares of Nantucket common stock held by his trust which collectively gave the Company and its affiliates less than a 20% ownership in Nantucket. Accordingly, effective December 1997, the Company no longer records equity income or losses from this investment with respect to Nantucket. In connection with the lower aggregate percentage of ownership in Nantucket, in December 1997 the Company changed from the equity income method to the lower of cost or market method of valuing this investment, which resulted in an additional $1.4 million in losses during 1997.

    Effective December 1, 1989, the Company entered into a license agreement with Strandel, Inc. ("Strandel"), granting it the rights to manufacture and distribute in Canada men's, women's and children's knits and woven sportswear which bear the Guess trademark. Strandel is owned 20% by the Company. With respect to Strandel, during the fiscal year ended December 31, 1997, the Company recorded gross royalty income of $1.6 million and recorded an equity loss of $126,000.

    On July 1, 1995, the Company entered into a license agreement with Cignal Limited, a Hong Kong company, granting it the rights to manufacture and distribute in New Zealand, Australia, Canada and parts of Southeast Asia men's and women's underwear, lingerie and sleepwear which bear the Guess trademark. On January 1, 1997, the Company acquired a 50% interest in Cignal. With respect to Cignal, during 1997, the Company recorded $58,000 of royalty income and $91,000 of equity losses.

    On January 1, 1997, the Company acquired from Pour le bebe, Inc., a California corporation, a 24.75% limited partnership interest in S.W.P.I., Ltd., a California limited partnership, as payment in lieu of unpaid license fees due November 1, 1996. The Marciano Trusts have a 75.25% ownership interest in S.W.P.I., Ltd. The 24.75% limited partnership in S.W.P.I., Ltd. was valued at $1.4 million by the Company, based on the net asset value of the real estate limited partnership. During 1997, the Company recorded $26,000 of equity income associated with the real estate limited partnership.

BUYING AGENCY AGREEMENT

    In February 1996, the Company entered into a buying agency agreement with Newtimes Guess?, Ltd. ("Newtimes"). The company owns 50% of Newtimes. Pursuant to such agreement, the Company pays Newtimes a commission based on the cost of finished garments purchased for the Company. Commissions earned by Newtimes from the Company during the fiscal year ended December 31, 1997 were $1.7 million. Additionally, with respect to Newtimes, the Company recorded $150,000 in equity losses during 1997. In February 1998, the Company informed Newtimes that it wished to discontinue the partnership. The Company is currently evaluating its relationship with Newtimes and does not believe that the effect of a discontinuation in the partnership will have a material adverse effect on the Company's financial condition and results of operations.

LEASES

    The Company leases manufacturing, warehouse and administrative facilities from partnerships affiliated with the Marciano Trusts and certain of their affiliates (the "Principal Stockholders"). The leases in effect at December 31, 1997 will expire in July 2008. Aggregate lease payments under leases in effect for the fiscal year ended December 31, 1997 were $2.6 million.

    Effective August 1, 1996, the Company subleased, on a month-to-month basis, a portion of a Guess facility to Southwest Pacific Investment Company ("SWPI"), an entity owned by the Marciano Trusts. Rental income recorded during 1997 with respect to SWPI aggregated $125,000. The month-to-month sublease with SWPI was terminated on December 31, 1997.

STOCKHOLDERS' AGREEMENT

    Upon consummation of the IPO, the Principal Stockholders and the Company entered into an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, the Principal Stockholders have agreed to vote their shares of Common Stock to elect each of Maurice, Paul and Armand Marciano, or one designee of any such person (if such designee shall be reasonably acceptable to the other Principal Stockholders) to the Board of Directors. The Stockholders' Agreement provides that each of the Principal Stockholders has granted to each other and to the Company rights of first refusal with respect to the sale of any shares of the Company's outstanding Common Stock (with certain limited exceptions).

INDEBTEDNESS OF MANAGEMENT

    During 1995, the Company loaned Mr. Michael Wallen, former President of Retail Merchandising, the sum of $200,000 at an annual interest rate of 7% in connection with certain moving expenses. This loan was scheduled to be repaid on August 31, 1999, with interest on the loan payable in four annual installments commencing August 31, 1996. Mr. Wallen's first interest installment, which was due on August 31, 1996, was waived. The outstanding loan due to the Company was fully repaid by Mr. Wallen in 1997.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company as of March 24, 1998 are as follows:

NAME                                                  AGE                               POSITION
------------------------------------------------      ---      ----------------------------------------------------------
Maurice Marciano................................          49   Chairman of the Board, Chief Executive Officer and
                                                               Director
Paul Marciano...................................          45   President, Chief Operating Officer and Director
Armand Marciano.................................          53   Senior Executive Vice President, Assistant Secretary and
                                                               Director
Andrea Weiss....................................          42   President of Retail Operations
Aldo Papone.....................................          65   Director
Robert Davis....................................          50   Director

    Pursuant to the Stockholders' Agreement described herein under "Certain Relationships and Related Transactions," the Principal Stockholders have agreed to vote their shares of Common Stock to elect each of Maurice, Paul and Armand Marciano, or one designee of any such person (if such designee shall be reasonably acceptable to the other Principal Stockholders), to the Board of Directors. Maurice, Paul and Armand Marciano are brothers and have worked together in the fashion industry for the last 25 years.

    Maurice Marciano, age 49, who was one of the founders of the Company in 1981, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1993. Mr. Marciano served as President of the Company from June 1990 to September 1992 and as Executive Vice President from 1981 until June 1990. Mr. Marciano's direct supervisory responsibilities include design, sales and merchandising, manufacturing and finance. Additionally, Mr. Marciano, along with Mr. Paul Marciano, is responsible for the corporate marketing. Mr. Marciano has been a director of the Company since 1981 (except for the period from January 1993 to May 1993). From February 1993 to May 1993, Mr. Marciano was Chairman, Chief Executive Officer and Director of Pepe Clothing USA, Inc. Mr. Marciano is a Class III director whose term will expire at the 1999 annual meeting of stockholders.

    Paul Marciano, age 45, joined the Company two months after its inception in 1981 and has served as creative director for Guess advertising worldwide since that time. Mr. Marciano has served as President of the Company since September 1992 and has been a director of the Company since 1990. Mr. Marciano's responsibilities include direct supervisory responsibility for international expansion, licensing, legal affairs, Management Information Systems, and advertising. Mr. Marciano served as Senior Executive Vice President of the Company from August 1990 to September 1992. Mr. Marciano is a Class II director whose present term will expire at the Annual Meeting.

    Armand Marciano, age 53, joined the Company two months after its inception in 1981 and has served as Senior Executive Vice President of the Company since November 1992. Mr. Marciano has direct supervisory responsibility for the Company's domestic retail and factory outlet stores. In addition, Mr. Marciano is responsible for distribution, real estate and construction, customer service and European exports. Mr. Marciano has been a director and Secretary of the Company since 1983. From July 1988 to 1992, Mr. Marciano served as Executive Vice President of the Company. Mr. Marciano is a Class I director whose term will expire at the 2000 annual meeting of stockholders.

    Andrea Weiss, age 42, joined Guess as President of Retail Operations for the Company's retail and factory stores in January 1996. Ms. Weiss was Senior Vice President and Director of Stores for Ann Taylor Stores and Ann Taylor Studio Shoe Stores and an officer of Ann Taylor Stores Corporation from July 1992 to February 1996. From March 1990 to July 1992, she was Director of Merchandise Operations for the Walt Disney World Resort, a division of The Walt Disney Company. From November 1987 to April 1990, she was Senior Vice President of Operations for the Naragansett Clothing Company, a specialty women's apparel retailer. Ms. Weiss sits on the board of Common Ground, a non-profit organization.

    Aldo Papone, age 65, has been a director of the Company since his appointment to the Board in March 1997. Mr. Papone is the former Chairman and Chief Executive Officer of American Express Travel Related Services Company, Inc. Following his retirement in 1991, Mr. Papone has remained highly active at American Express and is currently a Senior Advisor to the company. From 1980 to 1983, he served as Vice Chairman of the Dayton Hudson Corporation before returning to American Express. Prior to that, Mr. Papone had an 18-year career with R. H. Macy and Company, where he reached the position of Senior Vice President and General Merchandising Manager for its New York Division. Mr. Papone serves on the corporate boards of The American Express Company, American Express Bank, Springs Industries, Hyperion Software, and The Body Shop International, PLC. Mr. Papone is a Class III director who was appointed to the Board of Directors in March 1997 and whose term will expire at the 1999 annual meeting of stockholders.

    Robert Davis, age 50, is the former President and Chief Operating Officer of St. John Knits. Following his resignation in April 1996, Mr. Davis has remained active at St. John Knits and is currently a consultant to its Chairman and Founder, Bob Gray. Mr. Davis, a director of St. John Knits since 1984, became President of St. John Knits in 1992 and served as Chief Operating Officer and Secretary from 1988 to 1996. From 1980 to 1988, Mr. Davis held various other administrative positions at St. Johns Knits ending with Vice President-Operations. Prior to that, Mr. Davis was a partner in a Chicago area law firm, where he advised on corporate, labor and litigation matters from 1973 to 1980. Mr. Davis currently serves on the corporate board of Kent Manufacturing in South Carolina. Mr. Davis is a Class II director who was appointed to the Board in May 1997 and whose present term will expire at the Annual Meeting.

                    COMMITTEES OF THE BOARD--BOARD MEETINGS

    The Board of Directors held five meetings during 1997. During 1997, all directors attended all of the meetings of the Board and the Board Committees on which they serve. The Company currently does not have a Nominating Committee. The Board of Directors has the following standing committees.

                                AUDIT COMMITTEE

    The Audit Committee, which was established on July 30, 1996, recommends the appointment of the Company's external auditors and meets with both internal and external auditors to review the scope of their audits and the results thereof. In addition, the Audit Committee reviews and comments on the proposed plans of the internal and external auditors, audit fee proposals, financial statements and other documents submitted to stockholders and regulators and reviews the internal control policies and procedures of the Company. There are currently two members of the Audit Committee: Mr. Papone, who serves as Chairman, and Mr. Davis. There were two meetings of the Audit Committee during 1997.

                             COMPENSATION COMMITTEE

    The Compensation Committee, established on March 3, 1997, reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options and the determination of annual bonuses. There are two members of the Compensation Committee: Mr. Davis, who serves as Chairman, and Mr. Papone. There were two meetings of the Compensation Committee during 1997.

    The General Corporation Law of the State of Delaware (the "Delaware Corporation Law") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Restated Certificate of Incorporation and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with each of its directors and officers to effectuate these provisions and to purchase directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

EXECUTIVE COMPENSATION

    The following table sets forth each component of compensation paid or awarded to, or earned by, the Named Executive Officers for the fiscal years ended December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL COMPENSATION
                                       -----------------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                     ----------------
                                                                                        SECURITIES
                                                                                        UNDERLYING
NAME AND PRINCIPAL                                                   OTHER ANNUAL    OPTIONS/SARS(#)     ALL OTHER
POSITION                      YEAR        SALARY        BONUS      COMPENSATION(1)      SECURITIES     COMPENSATION
--------------------------  ---------  ------------  ------------  ----------------  ----------------  -------------

Maurice Marciano                 1997  $    900,000  $          0   $       58,162               0       $   1,038
  Chairman of the Board          1996     1,606,539     1,681,667          152,634               0           1,154
  and Chief Executive            1995     2,000,000     1,200,000          378,230               0           2,085
  Officer

Paul Marciano                    1997       900,000             0          104,137               0           1,038
  President and Chief            1996     1,323,923     1,355,000          194,051               0           1,025
  Operating Officer              1995     1,560,000       900,000          192,464               0           2,025

Armand Marciano                  1997       650,000             0           13,986               0           1,125
  Senior Executive               1996       746,345     1,250,833          215,888               0             990
  Vice President and             1995       742,306       900,000          202,512               0           2,085
  Assistant Secretary

Ken Duane (3)                    1997       576,731       137,500           11,815          54,000           2,933
  President of                   1996       296,154     1,187,500                0         106,705               0
  Worldwide Sales                1995

Andrea Weiss (4)                 1997       402,692             0           12,000          50,000           2,209
  President of                   1996       358,084       150,000           10,385          75,000               0
  Retail Operations              1995            --            --               --              --              --

------------------------

(1) Amounts in Other Annual Compensation for 1997 in excess of 25% of the total indicated for such executive officer include the following: (i) $50,419, $76,508, $6,244, $12,000 and $11,815, for transportation for Maurice Marciano, Paul Marciano, Armand Marciano, Ken Duane and Andrea Weiss, respectively, and (ii) $7,742 for health insurance for Armand Marciano.

   Amounts in Other Annual Compensation for 1996 in excess of 25% of the total indicated for such executive officer include the following: (i) $146,011 for transportation for Maurice Marciano, and (ii) $150,175 and $161,689 for life insurance for Paul Marciano and Armand Marciano, respectively.

   Amounts in Other Annual Compensation for 1995 in excess of 25% of the total indicated for such executive officer include the following: (i) $192,256, $55,720 and $65,230 for transportation for Maurice Marciano, Paul Marciano and Armand Marciano, respectively, and (ii) $179,000, $130,000 and $130,000 for life insurance for Maurice Marciano, Paul Marciano and Armand Marciano, respectively.

(2) Includes contributions to the Company's 401(k) Plan dated January 1, 1992, as amended, by the Company for such executive officers.

(3) On January 27, 1998, the Company and Ken Duane agreed to terminate Mr. Duane's employment relationship with the Company. In connection with the termination, the Company paid Mr. Duane $350,000 in settlement of the remainder of his employment agreement with the Company and Mr. Duane surrendered 160,705 options which had previously been granted to him.

(4) Ms. Weiss was hired on February 6, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information on option grants during the fiscal year ended December 31, 1997 to the Named Executive Officers.

                                                                                         POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                             VALUE AT
                              --------------------------------------------------------   ASSUMED ANNUAL RATES
                                               PERCENT OF                                         OF
                                NUMBER OF         TOTAL                                      STOCK PRICE
                               SECURITIES     OPTIONS/ SARS    EXERCISE                      APPRECIATION
                               UNDERLYING        GRANTED          OR                      FOR OPTION TERM(2)
                              OPTIONS/SARS    TO EMPLOYEES    BASE PRICE   EXPIRATION   ----------------------
NAME                          GRANTED(#)(1)  IN FISCAL YEAR    ($/SHARE)      DATE          5%         10%
----------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
Maurice Marciano............            0             N/A            N/A          N/A   $        0  $        0
Paul Marciano...............            0             N/A            N/A          N/A            0           0
Armand Marciano.............            0             N/A            N/A          N/A            0           0
Ken Duane...................       54,000             N/A      $   10.50     03/03/07      356,583     903,652
Andrea Weiss................       50,000             N/A      $   10.50     03/03/07      330,170     836,715

------------------------

(1) All options listed were granted pursuant to the 1996 Equity Incentive Plan with an exercise price of $10.50 per share, vest in equal percentages over a three-year period starting January 1, 1998, and are exercisable within ten years from the date of the grant.

(2) Potential realizable values (i) are based on assumed annual rates of return of 5% and 10%, as set forth by the Securities and Exchange Commission, (ii) are net of the option exercise price, (iii) do not include the effect of any taxes associated with the exercise and (iv) are not intended to forecast future price appreciation of the Common Stock of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information regarding the number and value of unexercised options to purchase the Common Stock held by the Named Executive Officers as of December 31, 1997, based upon a value of $6.875 per share, which was the closing price of the Common Stock on the New York Stock Exchange on such date. None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1997.

                                                                                     NUMBER OF
                                                                                     SECURITIES           VALUE
                                                                                     UNDERLYING        UNEXERCISED
                                                                                    UNEXERCISED       IN-THE-MONEY
                                                                                    OPTIONS/SARS      OPTIONS/SARS
                                                                                  AT FISCAL YEAR-    AT FISCAL YEAR-
                                                                                       END(#)            END($)
                                                                                    EXERCISABLE/      EXERCISABLE/
                                      NAME                                         UNEXERCISABLE      UNEXERCISABLE
                         ------------------------------                           ----------------  -----------------
Maurice Marciano................................................................               0/0      $     0/0
Paul Marciano...................................................................               0/0            0/0
Armand Marciano.................................................................               0/0            0/0
Ken Duane.......................................................................    35,568/125,137            0/0
Andrea Weiss....................................................................         0/125,000            0/0

EMPLOYMENT AGREEMENTS

    The Company has entered into individual employment agreements (the "Executive Employment Agreements") with each of Maurice Marciano, Paul Marciano and Armand Marciano (the "Executives"). The initial term of the Executive Employment Agreements began on August 13, 1996 (the "Effective Date") and will terminate on the third anniversary of the Effective Date. The Executive Employment Agreements will automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 90 days prior to the end of the then current term. The Executive Employment Agreements provide for an annual base salary of $900,000, $900,000 and $650,000 for Maurice Marciano, Paul Marciano and Armand Marciano, respectively, which may be increased based on annual reviews by the Compensation Committee. In addition, the Executive Employment Agreements provide for annual bonuses to be determined in accordance with the Company's Annual Incentive Bonus Plan, with a minimum expected target bonus equal to 100% of base salary. Commencing on the expiration of the term of an Executive Employment Agreement, or earlier should an Executive Employment Agreement be terminated other than due to the Executive's death or for cause (as defined in the Executive Employment Agreements), the Company and Maurice Marciano, Paul Marciano or Armand Marciano, as the case may be, will enter into a two-year consulting agreement under which such Executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of such Executive's annual base salary, as in effect immediately prior to the commencement of the consulting period. In addition, each Executive is entitled to certain fringe benefits, including full Company-paid health and life insurance for himself and his immediate family during his lifetime. If any of the Executives is terminated without cause or resigns for good reason (as such terms are defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary and annual target bonus for the remainder of his term of employment. The Executive will also continue to participate in Company-sponsored health and life insurance, and other fringe benefit plans and programs during the severance period. Each Executive Employment Agreement further provides that upon the death or permanent disability of the Executive, such Executive (or his beneficiary) will receive a PRO RATA portion of his annual target bonus for the year in which the Executive's death or permanent disability occurs. The Executive Employment Agreements also include certain noncompetition, nonsolicitation and confidentiality provisions.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not employees of the Company receive an annual retainer fee of $20,000 for their services and attendance fees of $1,500 per board meeting and $1,000 (committee chairman) or $750 (committee member) per committee meeting attended. Annual retainer fees may, however, be waived in exchange for options to purchase a number of shares of Common Stock equal in value to 2 1/2 times that of the fees so waived. The aggregate exercise price of these options is equal to the closing market price of the Company's Common Stock on the day of the grant. The options will become exercisable in 25% installments on the first day of each of the four fiscal quarters following the date of grant. Pursuant to the Amended and Restated 1996 Non-Employee Directors' Stock Option Plan ("1996 Plan"), if there is a change in control of the Company (as defined in the 1996 Plan), all options become immediately exercisable. All directors are reimbursed for expenses incurred in connection with attendance at board or committee meetings.

    In addition, pursuant to the Amended and Restated 1996 Non-Employee Directors' Stock Option Plan, each non-employee director of the Company, upon joining the Board of Directors, will receive non-qualified options to purchase 10,000 shares of Common Stock and will receive non-qualified options to purchase an additional 3,000 shares of Common Stock on the first day of each fiscal year thereafter. The exercise price of such options will be equal to 85% of the fair market value of the Common Stock on the respective date of grant and the term of the options will be for ten years. The options will become exercisable in 25% installments on each of the first four anniversaries of the date of grant, provided, that the options will immediately become exercisable in full upon the occurrence of a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the members of the Compensation Committee during 1997 were Mr. Davis, as Chairman, and Mr. Papone. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity during 1997.

REPRICING REPORT

    In August 1997, the Board of Directors re-priced options that had been granted to primarily management employees at the time of the IPO pursuant to the Company's 1996 Equity Incentive Plan ("the Incentive Plan"). The options originally had an exercise price of $18.00 per share, which was equal to the fair market value of the Common Stock at the time of grant. The exercise price was reduced to $11.00 per share, which was above the market price of the Company's Common Stock at the time of the repricing. The Board believes that stock options serve their purpose as an effective compensation tool when they provide realistic incentives related to the Company's performance and align the interests of the optionee with the interests of the Company's stockholders, and that the repricing was necessary to achieve these goals.

                                          By the Board of Directors,
                                          MAURICE MARCIANO
                                          PAUL MARCIANO
                                          ARMAND MARCIANO
                                          ROBERT DAVIS
                                          ALDO PAPONE

    Pursuant to the requirements of the Securities and Exchange Commission, the following table sets forth stock options repriced for the Named Executive Officers.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                       MARKET
                                       NUMBER OF        PRICE       EXERCISE                     LENGTH
                                       SECURITIES     OF STOCK        PRICE                     ORIGINAL
                                       UNDERLYING    AT TIME OF    AT TIME OF                 OPTION TERM
                                        OPTIONS/      REPRICING     REPRICING                  REMAINING
                                          SARS           OR            OR           NEW        AT DATE OF
                                      REPRICED OR     AMENDMENT     AMENDMENT    EXERCISE     REPRICING OR
          NAME               DATE     AMENDED (#)        ($)           ($)       PRICE ($)     AMENDMENT
-------------------------  ---------  ------------  -------------  -----------  -----------  --------------
Ken Duane                    8/11/97      106,705     $   9.375     $   18.00    $   11.00    9 yrs. 2 days
Andrea Weiss                 8/11/97       75,000     $   9.375     $   18.00    $   11.00    9 yrs. 2 days

COMPENSATION COMMITTEE REPORT

    The report of the Compensation Committee of the Board of Directors with respect to compensation in fiscal 1997 is as follows:

COMPENSATION PHILOSOPHY

    The initial framework of compensation paid to the Company's executive officers was determined at the time of the IPO. Based on discussions with the Company's investment bankers and an independent compensation consultant and based on comparisons with other companies in the textile industry, the Board established ranges of salary, bonus and stock option compensation for its executive officers. The Company established a Compensation Committee during fiscal 1997 which now has responsibilities over the Company's formal policies for executive compensation. In its hiring practices, the Company seeks to obtain the services of the most highly qualified individuals in the industry, and has provided compensation accordingly.

    Components of Compensation.

    The principal components of executive officer compensation are generally as follows:

    BASE SALARY. The base salary of each of the Named Executive Officers is fixed pursuant to the terms of their respective Employment Agreements. See "Employment Agreements."

    ANNUAL PERFORMANCE BONUS. Annual bonuses are payable to the Company's executive officers under the Company's Annual Incentive Bonus Plan (the "Bonus Plan") based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year. The financial target for fiscal 1997 was pro forma net earnings per share equal to $1.27. The Company's actual net earnings per share for 1997 before factoring in the one-time effect of a change in accounting policy were $0.78 per share. Accordingly, no bonuses were paid to the executive officers for 1997, with the exception of Ken Duane, who was paid a guaranteed bonus amount of $137,500 provided for in his employment agreement.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Incentive Plan. Awards under the Incentive Plan are designed to further align the interest of each executive officer with those of the stockholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Pursuant to the terms of his employment agreement entered into at the time of the IPO, Maurice Marciano receives a base salary of $900,000 per year. His annual target bonus under the Bonus Plan is equal to 100% of his base salary. Because the Company's 1997 performance did not meet the target set for pro forma net earnings, Mr. Marciano received no bonus for 1997. Mr. Marciano, a major stockholder in the Company, has not been granted any options to purchase the Company's Common Stock.

    Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their IPO. The Company has taken steps to provide that these exceptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

    The Compensation Committee is pleased to submit this report to the stockholders with regards to the above matters.

                                          By the Compensation Committee,

                                          ROBERT DAVIS
                                          ALDO PAPONE

STOCK PERFORMANCE GRAPH

    The Securities and Exchange Commission requires the Company to present a graph comparing the cumulative total stockholder return on its shares with the cumulative total stockholder return on (1) a broad equity market index and (2) a published industry index or peer group. Although the chart would normally cover a five-year period, the shares of the Company began public trading on August 8, 1996 and, as a result, the following chart commences as of such date.

    The Stock Price Performance Graph below compares the cumulative total stockholder return on the Common Stock from August 8, 1996 to December 31, 1997 with the return on the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the Standard and Poor's Textiles Index ("S&P Textiles"). The stock price performance shown is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GUESS?, INC.   S&P 500 INDEX   S&P TEXTILES INDEX
8/8/96             $100             $100                $100
12/31/96          79.86           111.79              116.18
12/31/97          38.19           146.46              124.97

------------------------

Note: Assumes $100 invested on August 8, 1996 in Guess ?, Inc., S&P 500 Index and S&P Textiles Index. Assumes reinvestment of dividends on a daily basis.

    Section 16(a) Beneficial Ownership Reporting Compliance.

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

    Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 1997, or written representations from certain reporting persons that no Form 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1997, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock.

STOCKHOLDERS' PROPOSALS.

    Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders must be received by the Company, marked to the attention of the Secretary, no earlier than February 17, 1999 and no later than March 19, 1999. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the Proxy Statement.

                                          THE BOARD OF DIRECTORS

Los Angeles, California

                                    PROXY

                                GUESS ?, INC.

                                 COMMON STOCK

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoint(s) Glenn A. Weinman and Terence Tsang as proxies with full power of substitution, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Guess ?, Inc. (the "Company") held of record by the undersigned on March 31, 1998 at the Annual Meeting of Shareholders to be held on May 18, 1998 at 10 a.m., PST, or any adjournments or postponements thereof, at the Marriott's Desert Springs Resort and Spa, 74855 Country Club Drive, Palm Desert, California 92260, and hereby revoke(s) any proxies heretofore given.

By signing and dating the reverse of this card, the undersigned authorize(s) the proxies to vote each proposal as marked or, if not marked to vote "FOR" each proposal. Please complete and mail this card at once in the envelope provided.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned will indicate affirmatively thereat the intention of the undersigned to vote said shares in person.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              SEE REVERSE SIDE

                                GUESS ?, INC.
                     1998 Annual Meeting of Stockholders
                                 May 18, 1998
                   Marriott's Desert Springs Resort and Spa
                           74855 Country Club Drive
                        Palm Desert, California  92260
                       Registration Opens at 9:00 a.m.
                         Meeting Begins at 10:00 a.m.
       Cameras and recording devices will not be allowed in the meeting

                                ADMITTANCE TICKET

    This ticket entitles you, the shareholder, and one guest to attend the 1998
                                   Annual Meeting

  Seating will be on a first-come, first-served basis. For wheelchair and hearing impaired seating, please see a host/hostess for assistance

             DIRECTIONS TO THE MARRIOTT'S DESERT SPRINGS RESORT AND SPA

From LAX Airport: Exit airport to I-105 East, I-105 East to I-605 North, then to I-10 East.

From Ontario Airport:  Exit airport to I-10 East.

From I-10 East: 75 miles from Ontario Airport, Exit Cook Street, Right on Cook to Country Club Drive. Right on Country Club, follow to hotel entrance on left.

Please mark votes as in this example.  /X/

THE BOARD OF DIRECTORS OF GUESS ?, INC. RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSALS 1 AND 2.

(1)  ELECTION OF DIRECTORS (TERMS EXPIRING IN 2001)

     Nominees: Paul Marciano and Robert Davis

                    / /FOR    / /WITHHOLD

               / / ___________________________________________
                    For both nominees except as noted above

(2) TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE 1998 FISCAL YEAR

          / /FOR         / /AGAINST          / /ABSTAIN

(3) In their discretion, the proxyholders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.


Do you plan to attend the Annual Meeting?  / /  YES   / /  NO

Signature:__________________ Date:___    Signature:__________________ Date:___


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